Exhibit A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, par value US$0.0001 per share, of Vipshop Holdings Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which, taken together, shall constitute one and the same instrument.

[Remainder of this page has been intentionally left blank.]

Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of March 11, 2016.

Nasa Stand Trust

By TMF (Cayman) Ltd. as Trustee	By:	/s/ Woo Pui Man
		Name:	Woo Pui Man
		Title:	Authorized Signatory

	By:	/s/ Choa Kin Wai
		Name:	Choa Kin Wai
		Title:	Authorized Signatory

Venus Bright Limited	By:	/s/ Woo Pui Man
		Name:	Woo Pui Man
		Title:	Authorized Signatory

	By:	/s/ Choa Kin Wai
		Name:	Choa Kin Wai
		Title:	Authorized Signatory